UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2016

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 20, 2016, the Board of Directors (the “Board”) of The Manitowoc Company, Inc. (the “Company”) appointed José Maria Alapont, Anne M. Cooney, C. David Myers, Barry L. Pennypacker and John C. Pfeifer as directors of the Company, contingent upon, and effective immediately following, the effectiveness of the previously announced separation of the Company’s Cranes and Foodservice businesses into two independent publicly-traded companies (the “Separation”), to each serve until the Company’s next annual meeting of shareholders and until his or her respective successor is duly elected and qualified. Mr. Pennypacker was appointed as a director in accordance with the terms of his offer letter, which was accepted on December 28, 2015, and was described in the Company’s Current Report on Form 8-K, dated December 28, 2015.

Committee assignments for the new directors, other than Mr. Pennypacker, who is employed by the Company and will not be an independent director, will be determined at a later date.

Also on January 20, 2016, Roy V. Armes and Keith D. Nosbusch, current directors of the Company, informed the Company that they each would be retiring from the Board and the Corporate Governance Committee, effective immediately following the effectiveness of the Separation.

As previously disclosed in the Registration Statement on Form 10, as amended, filed in connection with the planned Separation, Dino J. Bianco, Joan K. Chow and Cynthia M. Egnotovich, current directors of the Company, are expected to become directors of Manitowoc Foodservice, Inc. As a result, Mr. Bianco, Ms. Chow and Ms. Egnotovich will no longer serve as directors of the Company immediately following the effectiveness of the Separation.

Therefore, contingent upon, and effective immediately following, the effectiveness of the Separation, the Board has determined that it shall be comprised of nine directors. In addition to Mr. Alapont, Ms. Cooney, Mr. Myers, Mr. Pennypacker and Mr. Pfeifer, the other members of the Board immediately following the effectiveness of the Separation, all of whom are current directors of the Company, will be Robert C. Bohn, Donald M. Condon, Jr., Kenneth W. Krueger and Jesse A. Lynn.

Mr. Alapont, age 65, retired as President and Chief Executive of Federal-Mogul Corporation, an automotive and industrial equipment supplier, in 2012 after serving in such roles since 2005. Mr. Alapont also served as a director of Federal-Mogul until 2013. Prior to joining Federal-Mogul, Mr. Alapont served as Chief Executive Officer and as a director of Fiat Iveco, S.p.A., the global manufacturer and supplier of commercial trucks, buses, vans, off-road, firefighting and defense vehicles, from 2003 until 2005. Previously, Mr. Alapont held executive positions with increasing responsibility at Ford Motor Company, the global automotive vehicle manufacturer, at Delphi Corporation, an automotive parts manufacturing company, and at Valeo S.A., an automotive supplier. Mr. Alapont currently serves a director of Hinduja Automotive Limited and he was a director of Mentor Graphics Corporation until 2012. Mr. Alapont earned an Industrial Technical Engineering degree from la Escuela de Ingenieros Tecnicos de Valencia and a B.A. from Universidad de Valencia.

Ms. Cooney, age 55, has served as President, Process Industries and Drives of Siemens Industry, Inc., a division of Siemens AG, a multinational conglomerate primarily engaged in industrial engineering, electronics, energy, healthcare and infrastructure activities, since 2014. Since joining Siemens in 2001, Ms. Cooney has held a variety of high-level management positions, including serving as Chief Operating Officer, Siemens Healthcare Diagnostics from 2011 until 2014, and as President, Drives Technologies of Siemens Industry, Inc. from 2008 until 2011. She previously held various positions with increasing responsibility at General Electric Company and also served as Vice President, Manufacturing of Aladdin Industries, LLC. Ms. Cooney earned a B.S. from Gannon University and an M.B.A. from Emory University.

Mr. Myers, age 52, retired as President - Building Efficiency of Johnson Controls, Inc., a global diversified technology and industrial company, in 2014 after serving in such role since 2005. Mr. Myers previously served as President and Chief Executive Officer, as well as a director, of York International Corporation, a provider of heating, ventilating, air conditioning, and refrigeration products and services, from 2004 until York was acquired by Johnson Controls in 2005. Prior thereto, he held other positions with increasing responsibility at York, including serving as Executive Vice President and Chief Financial Officer. Mr. Myers previously served as a Senior Manager at KPMG LLP. Mr. Myers earned a B.S. from Pennsylvania State University.

Mr. Pennypacker, age 54, has served as President and Chief Executive Officer of the Company’s Cranes segment since December 2015, and following the Separation, as previously disclosed, Mr. Pennypacker will become the Company’s President and Chief Executive Officer. Mr. Pennypacker previously served, since 2013, as Founder, President and Chief Executive Officer of Quantum Lean LLC, a privately held manufacturer and supplier of precision components. Prior thereto, he served as President and Chief Executive Officer, as well as a director, of Gardner Denver Inc., a manufacturer and marketer of engineered industrial machinery and related parts and services, from 2008 until 2012. Mr. Pennypacker previously served in positions with increasing responsibility at Westinghouse Air Brake Technologies Corporation, a worldwide provider of technology-based equipment and services for the rail industry, from 1999 until 2008. He previously served as Director, Worldwide Operations, Stanley Fastening Systems, an operating unit of The Stanley Works, a worldwide producer of tools and security products, and held a number of senior management positions with increasing responsibility with Danaher Corporation, a manufacturer and marketer of professional, medical, industrial and commercial products and services. Mr. Pennypacker earned a B.S from Pennsylvania State University and an M.B.A. from St. Joseph’s University.

John C. Pfeifer, age 50, has served as Vice President and President - Mercury Marine at Brunswick Corporation, a global designer, manufacturer and marketer of recreation products including marine engines, boats, fitness and billiards, since 2014. Mr. Pfeifer previously served as Vice President - Global Operations for Mercury Marine from 2012 until 2014 and as President, Brunswick Marine in EMEA from 2008 until 2012. Prior to joining Brunswick in 2006 as President, Asia Pacific Group, Mr. Pfeifer held various executive level positions with increasing responsibility at ITT Corporation, a diversified manufacturer. Mr. Pfeifer earned a B.A. from the University of Michigan.

Mr. Alapont, Ms. Cooney, Mr. Myers and Mr. Pfeifer will each be entitled to receive the same compensation as the Company’s other non-employee directors; Mr. Pennypacker will not receive additional compensation for his service as a director. The Company’s current compensation program for its non-employee directors was described in the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities Exchange Commission on March 20, 2015. In connection with the Separation, it is anticipated that that the compensation program for the Company’s non-employee directors will be re-evaluated.

The Company expects to enter into its standard indemnity agreement with Mr. Alapont, Ms. Cooney, Mr. Myers and Mr. Pfeifer, which provides that, subject to limited exceptions, the Company will indemnify them to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred in any proceeding in which he or she is a party because of his or her service as a director of the Company. A copy of the Company’s form of indemnity agreement was filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989, and is incorporated herein by reference.

There are no arrangements between Mr. Alapont, Mr. Myers and Mr. Pfeifer, and Ms. Cooney, and any other person pursuant to which such individuals were elected to serve as directors, nor are there any transactions involving these individuals requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Form of Indemnity Agreement between The Manitowoc Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10(b) to The Manitowoc Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: January 25, 2016	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

The Manitowoc Company, Inc.
Exhibit Index to Form 8-K

Exhibit No.	Description
10.1
Form of Indemnity Agreement between The Manitowoc Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10(b) to The Manitowoc Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989).

5